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                                                                 EXHIBIT 23.9


                                     CONSENT


         Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in Amendment No. 4 (and any and all amendments thereafter) to the Registration Statement on Form S-1 of Commodore Separation Technologies, Inc. (the "Company") as a person about to become a director of the Company.


Dated:  January 24, 1997



                                               /s/ William R. Toller
                                               --------------------------
                                               William R. Toller